Exhibit 99.1

InfraREIT, Inc. 1900 North Akard Street Dallas, TX 75201

PRESS RELEASE

InfraREIT Reports First Quarter 2019 Results

DALLAS, TEXAS, May 2, 2019—InfraREIT, Inc. (NYSE: HIFR) (“InfraREIT” or the “Company”) today reported financial results for the first quarter of 2019.

For the first quarter of 2019, InfraREIT reported the following financial highlights:

•	Net income was $19.0 million
•	Net income attributable to InfraREIT, Inc. common stockholders per share (“EPS”) was $0.31 per share
•	Non-GAAP earnings per share (“Non-GAAP EPS”) was $0.32 per share
•	Funds from operations (“FFO”) was $31.2 million and FFO on an adjusted basis (“AFFO”) was $31.6 million
•	Quarterly dividend declared of $0.25 per share of common stock

Transaction Update:

•

In March 2019, the pending sale of InfraREIT and related transactions were approved by the Committee on Foreign Investment in the United States (“CFIUS”) and Federal Energy Regulatory Commission (“FERC”). As a result, Public Utility Commission of Texas (“PUCT”) approval of the transactions is the final pending regulatory approval that is required to close the transactions.

•

In April 2019, the parties to the Sale-Transfer-Merger (“STM”) proceeding currently pending before the PUCT in Docket No. 48929 filed a Stipulation with the PUCT (“Settlement”). The Settlement is supported or unopposed by all parties to the STM but remains subject to review and approval by the PUCT.

•	InfraREIT continues to expect the transactions to close by mid-2019.

Guidance:

•	Expect to maintain the Company’s quarterly cash dividend of $0.25 per share, including a pro-rated dividend for any partial quarter prior to closing the transaction
•	InfraREIT expects to maintain its real estate investment trust (“REIT”) status through the transaction close
•	Footprint capital expenditures range of $30 million to $70 million for the period of 2019 through 2020

“We continue to advance the pending sale of InfraREIT as we received FERC and CFIUS approvals in the first quarter,” said David A. Campbell, Chief Executive Officer of InfraREIT.  “The sale and related transactions remain subject to PUCT approval, and we appreciate the Commission’s thoughtful review and consideration of our STM application and the Settlement that we reached with the parties in April,” added Campbell.

First Quarter 2019 Results

Lease revenue, consisting of only base rent, increased 6 percent to $48.6 million for the three months ended March 31, 2019, compared to $45.7 million for the same period in 2018.  The increase in base rent was driven by the additional assets under lease.  There was no percentage rent recognized during the first quarter of 2019 or 2018 as Sharyland Utilities, L.P. (“Sharyland”) year-to-date adjusted gross revenue did not exceed the annual specified breakpoints under the Company leases. The Company anticipates that revenue will grow over the year with little to no percentage rent recognized in the first and second quarters of each year, with the largest amounts recognized during the third and fourth quarters of each year.

Net income was $19.0 million in the first quarter of 2019, compared to net income of $17.8 million in the first quarter of 2018.  Net income attributable to InfraREIT, Inc. common stockholders was $0.31 per share during the first quarter of 2019 compared to $0.29 per share during the same period in 2018.  The increase in net income of $1.2 million between the two periods was attributable to a $2.9 million increase in lease revenue and $0.6 million decrease in interest expense, net partially offset by a $1.0 million increase in general and administrative expense, $0.6 million increase in depreciation expense and $0.7 million decrease in other income, net.  The increase in general and administrative expense was mainly due to a $1.5 million increase in transaction costs partially offset by a decrease of $0.2 million in management fees, $0.2 million for the evaluation of the Tax Cuts and Jobs Act in 2017 and $0.1 million in professional fees. The increase in transaction costs represents the difference between the $1.7 million of professional services fees the Company incurred in the first quarter of 2019 related to the pending sale of InfraREIT and the $0.2 million of professional services fees incurred in the first quarter of 2018 related to the asset exchange transaction completed during the fourth quarter of 2017 (“2017 Asset Exchange Transaction”).

Non-GAAP EPS was $0.32 per share for the first quarter of 2019 compared to $0.29 per share for the first quarter of 2018.  The increase in Non-GAAP EPS resulted from an increase in lease revenue of $2.9 million, a $0.6 million net decrease in general and administrative expense and a decrease of $0.6 million in interest expense, net partially offset by a $0.7 million decrease in other income, net, a $0.6 million increase in depreciation expense and a $1.1 million base rent adjustment reduction. The decrease in general and administrative expense excludes $1.7 million of professional services fees related to the pending sale of InfraREIT in the first quarter of 2019 and $0.2 million of professional service fees related to the 2017 Asset Exchange Transaction during the first quarter of 2018.

FFO was $31.2 million for the first quarter of 2019, compared to $29.3 million for the same period in 2018, representing an increase of $1.9 million.  For the first quarter of 2019, AFFO was $31.6 million, compared to $28.6 million for the same period in 2018.

Liquidity and Capital Resources

As of March 31, 2019, the Company had $3.5 million of unrestricted cash and cash equivalents and $218.5 million of unused capacity under its revolving credit facilities.

Outlook and Guidance

InfraREIT expects to maintain the Company’s current quarterly cash dividend of $0.25 per share through the transaction close, including a pro-rated dividend for any partial quarter prior to closing.  Additionally, InfraREIT will maintain its REIT status through the transaction close.

The Company estimates footprint capital expenditures in the following ranges over the next two years: $20 million to $35 million for 2019 and $10 million to $35 million for 2020.

The Company’s consolidated debt profile continues to target debt as a percentage of total capitalization at or below 60 percent and AFFO-to-debt of at least 12 percent.

The guidance provided above constitutes forward-looking statements, which are based on current economic conditions and estimates, and the Company does not include other potential impacts, such as changes in accounting or unusual items.

Pending Sale of InfraREIT - Transaction Details

Asset Exchange:

As a condition to the closing of the sale to Oncor, Sharyland Distribution & Transmission Services, L.L.C. (“SDTS”) will exchange its South Texas assets for Sharyland’s Golden Spread Electric Cooperative interconnection (“Golden Spread Project”) and other related assets.  The difference between the net book value of the exchanged assets will be paid in cash at closing.  Following the asset exchange, Sharyland will operate as an independent utility in South Texas. Additionally, SDTS and Sharyland have agreed to terminate their existing leases in connection with the asset exchange.

Oncor Merger:

After the completion of the asset exchange transaction with Sharyland, Oncor will acquire InfraREIT for $21.00 per share in cash.  Upon the close of the transaction, Oncor will own and operate all of SDTS’s post-asset exchange assets, including the Golden Spread Project and Lubbock Power & Light interconnection.  Oncor plans to fund its acquisition of InfraREIT with capital contributions from its owners Sempra Energy and Texas Transmission Investment LLC.

The asset exchange and Oncor merger are mutually dependent on one another, and neither will become effective without the closing of the other.

Arrangements with Hunt:

InfraREIT is externally managed by Hunt Utility Services, LLC (“Hunt Manager”) under its management agreement, which will be terminated upon the closing of the transactions.  Under the management agreement, Hunt Manager is entitled to the payment of a termination fee upon the termination or non-renewal of the management agreement.  The termination of the management agreement automatically triggers the termination of the development agreement between InfraREIT and Hunt.  InfraREIT has agreed to pay Hunt approximately $40.5 million at the closing of the transactions to terminate the management agreement, development agreement, leases with Sharyland, and all other existing agreements between InfraREIT or its subsidiaries with Hunt, Sharyland or their affiliates.  That amount is consistent with the termination fee that is contractually required under the management agreement.

Agreements among Hunt, Oncor and Sempra Energy:

Concurrently with the execution of the merger agreement and the asset exchange agreement, Sharyland and Sempra Energy entered into an agreement in which Sempra Energy will purchase a 50 percent limited partnership interest in Sharyland Holdings LP (“Sharyland Holdings”), which will own a 100 percent interest in Sharyland.  The closing of Sempra Energy’s purchase is a requirement of the asset exchange agreement between SDTS and Sharyland.  Additionally, under a separate agreement with Sharyland, Oncor will operate all of Sharyland’s assets following the closing of the transactions.

Transaction Approvals and Closing Conditions:

The closing of the transactions is dependent upon and is subject to several closing conditions, including:

•	PUCT approval of the transactions, including:
o	Exchange of assets with Sharyland;
o	Acquisition of InfraREIT by Oncor; and
o	Sempra Energy’s 50 percent ownership of Sharyland Holdings;
•	Other necessary regulatory approvals, including FERC approval, the expiration or termination of the waiting period under the Hart-Scott-Rodino Act (“HSR Act”) and CFIUS clearance;
•	Stockholder approval;
•	Certain lenders consents; and
•	Other customary closing conditions.

The early termination of the 30-day waiting period required by the HSR Act was received in December 2018. In December 2018, certain of the Company’s subsidiaries entered into amendments that, effective as of the closing, will satisfy the closing condition with respect to the lender consents. Additionally, a special meeting of InfraREIT’s stockholders was held on February 7, 2019, at which time the stockholders voted to approve the transactions. Furthermore, in March 2019, CFIUS clearance was received for the transactions and FERC issued an order approving the transactions.

SDTS, Sharyland, Oncor and Sempra Energy filed the STM application with the PUCT on November 30, 2018. In April 2019, the parties to the STM proceeding filed the Settlement with the PUCT. On April 10, 2019, a hearing on the merits was held and the Settlement was discussed. The 180-day deadline for the STM is May 29, 2019, although the PUCT is permitted to extend that deadline for an additional 60 days if necessary.

The Company continues to expect the transactions to close by mid-2019, subject to obtaining the PUCT approval and satisfaction of other customary closing conditions.  Additional information related to the transactions can be found in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”) and other documents on the SEC’s Web site, www.sec.gov.

Dividends and Distributions

On February 26, 2019, InfraREIT’s Board of Directors declared cash distributions and dividends of $0.25 per unit and share, respectively, to unitholders and stockholders of record on March 29, 2019, which were paid on April 18, 2019.

Non-GAAP Measures

This press release contains certain financial measures that are not recognized under generally accepted principles in the United States of America (“GAAP”). In particular, InfraREIT uses Non-GAAP EPS, FFO and AFFO as important supplemental measures of the Company’s operating performance.  The Company presents non-GAAP performance measures because management believes they help investors understand InfraREIT’s business, performance and ability to earn and distribute cash to its stockholders by providing perspectives not immediately apparent from net income. Reporting on these measures in InfraREIT’s public disclosures also ensures that this information is available to all of InfraREIT’s investors.  The non-GAAP measures presented in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

InfraREIT offers these measures to assist users in assessing the Company’s operating performance under GAAP, but these measures are non-GAAP measures and should not be considered measures of liquidity, alternatives to net income or indicators of any other performance measures determined in accordance with GAAP, nor are they indicative of funds available to fund the Company’s cash needs, including capital expenditures, make payments on the Company’s indebtedness or make distributions.  In addition, InfraREIT’s method of calculating these measures may be different from methods used by other companies and, accordingly, may not be comparable to similar measures as calculated by other companies.  Investors should not rely on these measures as a substitute for any GAAP measure, including net income, cash flows from operating activities or revenues.  Reconciliations of these measures to their most directly comparable GAAP measures are included in the Schedules to this press release.

About InfraREIT, Inc.

InfraREIT is engaged in owning and leasing rate-regulated electric transmission assets in the state of Texas and is structured as a real estate investment trust. The Company is externally managed by Hunt Utility Services, LLC, an affiliate of Hunt Consolidated, Inc. (a diversified holding company based in Dallas, Texas, and managed by the Ray L. Hunt family). The Company’s shares are traded on the New York Stock Exchange under the symbol “HIFR.” Additional information on InfraREIT is available at www.InfraREITInc.com.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws.  These statements give the current expectations of the Company’s management.  Words such as “could,” “will,” “may,” “assume,” “forecast,” “strategy,” “guidance,” “outlook,” “target,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” or “project” and similar expressions are used to identify forward-looking statements.  Without limiting the generality of the foregoing, forward-looking statements contained in this release include the Company’s expectations regarding anticipated financial and operational performance, including projected or forecasted capital expenditures, distributions to stockholders, AFFO-to-debt ratios, capitalization matters and other forecasted metrics as well as the consummation of the transactions described herein.

Forward-looking statements can be affected by assumptions used or known or unknown risks or uncertainties.  Consequently, no forward-looking statements can be guaranteed and actual results may differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, among other things, (a) the following risks inherent in the transactions (in addition to others described elsewhere in this document and in the Company’s filings with the SEC): (1) failure to obtain regulatory approval necessary to consummate the transactions or to obtain regulatory approvals on favorable terms and (2) delays in consummating the transactions or the failure to consummate the transactions and (b) other risks and uncertainties disclosed in the Company’s filings with the SEC, including, among others, the following (1) decisions by regulators or changes in governmental policies or regulations with respect to the Company’s organizational structure, lease arrangements, capitalization, acquisitions and dispositions of assets, recovery of investments, the Company’s authorized rate of return and other regulatory parameters; (2) the Company’s current reliance on its tenant for all of its revenues and, as a result, its dependency on the tenant’s solvency and financial and operating performance; (3) the amount of available investment to grow the Company’s rate base; (4) cyber breaches and weather conditions or other natural phenomena; (5) the Company’s ability to negotiate future rent payments or to renew leases with its tenant; (6) insufficient cash available to meet distribution requirements; and (7) the effects of existing and future tax and other laws and governmental regulations.

Because the Company’s forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond the Company’s control or are subject to change, actual results could be materially different and any or all of the Company’s forward-looking statements may turn out to be wrong.  Forward-looking statements speak only as of the date made and can be affected by assumptions the Company might make or by known or unknown risk and uncertainties.  Many factors mentioned in this release and in the Company’s annual and quarterly reports will be important in determining future results. Consequently, the Company cannot assure you that the Company’s expectations or forecasts expressed in such forward-looking statements will be achieved.

InfraREIT, Inc.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018
	(Unaudited)
Revenue
Base rent	$48,574	$45,656
Percentage rent	—	—
Total lease revenue	48,574	45,656
Operating costs and expenses
General and administrative expense	7,087	6,088
Depreciation	12,204	11,577
Total operating costs and expenses	19,291	17,665
Income from operations	29,283	27,991
Other (expense) income
Interest expense, net	(10,060)	(10,674)
Other income, net	1	733
Total other expense	(10,059)	(9,941)
Income before income taxes	19,224	18,050
Income tax expense	255	286
Net income	18,969	17,764
Less: Net income attributable to noncontrolling interest	5,224	4,900
Net income attributable to InfraREIT, Inc.	$13,745	$12,864
Net income attributable to InfraREIT, Inc. common stockholders per share:
Basic	$0.31	$0.29
Diluted	$0.31	$0.29
Cash dividends declared per common share	$0.25	$0.25
Weighted average common shares outstanding (basic shares)	43,998	43,832
Redemption of operating partnership units	—	—
Weighted average dilutive shares outstanding (diluted shares)	43,998	43,832
Due to the anti-dilutive effect, the computation of diluted earnings per share does not reflect the following adjustments:
Net income attributable to noncontrolling interest	$5,224	$4,900
Redemption of operating partnership units	16,729	16,872

InfraREIT, Inc.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	March 31, 2019	December 31, 2018
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$3,487	$1,808
Restricted cash	1,693	1,689
Due from affiliates	33,126	38,174
Inventory	6,862	6,903
Prepaids and other current assets	2,648	1,077
Total current assets	47,816	49,651
Electric Plant, net	1,814,584	1,811,317
Goodwill	138,384	138,384
Other Assets	31,671	31,678
Total Assets	$2,032,455	$2,031,030
Liabilities and Equity
Current Liabilities
Accounts payable and accrued liabilities	$20,881	$19,657
Short-term borrowings	106,500	112,500
Current portion of long-term debt	8,919	8,792
Dividends and distributions payable	15,182	15,176
Accrued taxes	1,307	1,052
Total current liabilities	152,789	157,177
Long-Term Debt, Less Deferred Financing Costs	830,185	832,455
Regulatory Liabilities	119,362	115,532
Long-Term Operating Lease Liabilities	345	—
Total liabilities	1,102,681	1,105,164
Commitments and Contingencies
Equity
Common stock, $0.01 par value; 450,000,000 shares authorized; 44,005,370 and 43,974,998 issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	440	440
Additional paid-in capital	708,519	708,283
Accumulated deficit	(29,278)	(32,022)
Total InfraREIT, Inc. equity	679,681	676,701
Noncontrolling interest	250,093	249,165
Total equity	929,774	925,866
Total Liabilities and Equity	$2,032,455	$2,031,030

InfraREIT, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities
Net income	$18,969	$17,764
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	12,204	11,577
Amortization of deferred financing costs	361	1,071
Allowance for funds used during construction - other funds	—	(730)
Equity based compensation	120	140
Changes in assets and liabilities:
Due from affiliates	5,048	2,567
Inventory	41	(132)
Prepaids and other current assets	(1,553)	(573)
Accounts payable and accrued liabilities	1,217	3,153
Net cash provided by operating activities	36,407	34,837
Cash flows from investing activities
Additions to electric plant	(11,396)	(15,011)
Proceeds from asset exchange transaction	—	1,632
Net cash used in investing activities	(11,396)	(13,379)
Cash flows from financing activities
Proceeds from short-term borrowings	22,000	12,000
Repayments of short-term borrowings	(28,000)	(17,500)
Repayments of long-term debt	(2,152)	(2,032)
Dividends and distributions paid	(15,176)	(15,169)
Net cash used in financing activities	(23,328)	(22,701)
Net increase (decrease) in cash, cash equivalents and restricted cash	1,683	(1,243)
Cash, cash equivalents and restricted cash at beginning of period	3,497	4,550
Cash, cash equivalents and restricted cash at end of period	$5,180	$3,307

Schedule 1

InfraREIT, Inc.

Explanation and Reconciliation of Non-GAAP EPS

Non-GAAP EPS

InfraREIT defines non-GAAP net income as net income (loss) adjusted in a manner the Company believes is appropriate to show its core operational performance, which includes (a) an adjustment for the difference between the amount of base rent payments that the Company receives with respect to the applicable period and the amount of straight-line base rent recognized under GAAP; (b) adding back the transaction costs related to the pending sale of InfraREIT to Oncor and the asset exchange with Sharyland; (c) adding back the transaction costs related to the 2017 Asset Exchange Transaction; (d) adding back the professional services fee related to the 2018 franchise tax settlement with the state of Texas; and (e) removing the effect of the 2018 Texas franchise tax settlement.  The Company defines Non-GAAP EPS as non-GAAP net income (loss) divided by the weighted average shares outstanding calculated in the manner described in the footnotes below.

The following tables set forth a reconciliation of net income attributable to InfraREIT, Inc. per diluted share to Non-GAAP EPS:

	Three Months Ended March 31, 2019		Three Months Ended March 31, 2018
(In thousands, except per share amounts, unaudited)	Amount	Per Share (4)	Amount	Per Share (5)
Net income attributable to InfraREIT, Inc.	$13,745	$0.31	$12,864	$0.29
Net income attributable to noncontrolling interest	5,224	0.31	4,900	0.29
Net income	18,969	0.31	17,764	0.29
Base rent adjustment (1)	(1,260)	(0.02)	(120)	—
Transaction costs associated with pending sale of InfraREIT, Inc. (2)	1,725	0.03	—	—
2017 Asset Exchange Transaction costs (3)	—	—	151	—
Non-GAAP net income	$19,434	$0.32	$17,795	$0.29

(1)

This adjustment relates to the difference between the timing of cash base rent payments made under the Company’s leases and when the Company recognizes base rent revenue under GAAP.  The Company recognizes base rent on a straight-line basis over the applicable term of the lease commencing when the related assets are placed in service, which is frequently different than the period in which the cash base rent becomes due.

(2)	This adjustment reflects the transaction costs related to the pending sale of InfraREIT to Oncor and the asset exchange with Sharyland as these are not typical operational costs.
(3)

This adjustment reflects the transaction costs related to the 2017 Asset Exchange Transaction. These costs are exclusive of the Company’s routine business operations or typical rate case costs and have been excluded to present additional insights on InfraREIT’s core operations.

(4)

The weighted average common shares outstanding of 44.0 million was used to calculate net income attributable to InfraREIT, Inc. per diluted share.  The weighted average redeemable partnership units outstanding of 16.7 million was used to calculate net income attributable to noncontrolling interest per share.  The combination of the weighted average common shares and redeemable partnership units outstanding of 60.7 million was used for the remainder of the per share calculations.

(5)

The weighted average common shares outstanding of 43.8 million was used to calculate net income attributable to InfraREIT, Inc. per diluted share.  The weighted average redeemable partnership units outstanding of 16.9 million was used to calculate net income attributable to noncontrolling interest per share.  The combination of the weighted average common shares and redeemable partnership units outstanding of 60.7 million was used for the remainder of the per share calculations.

Schedule 2

InfraREIT, Inc.

Explanation and Reconciliation of FFO and AFFO

FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (computed in accordance with GAAP), excluding gains and losses from sales of property (net) and impairments of depreciated real estate, plus real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Applying the NAREIT definition to the Company’s consolidated financial statements, which is the basis for the FFO presented in this press release and the reconciliations below, results in FFO representing net income (loss) before depreciation, impairment of assets and gain (loss) on sale of assets. FFO does not represent cash generated from operations as defined by GAAP and it is not indicative of cash available to fund all cash needs, including distributions.

AFFO is defined as FFO adjusted in a manner the Company believes is appropriate to show its core operational performance, including: (a) an adjustment for the difference between the amount of base rent payments that the Company receives with respect to the applicable period and the amount of straight-line base rent recognized under GAAP; (b) adjusting for other income (expense), net; (c) adding back the transaction costs related to the pending sale of InfraREIT to Oncor and the asset exchange with Sharyland; (d) adding back the transaction costs related to the 2017 Asset Exchange Transaction; (e) adding back the professional services fee related to the 2018 franchise tax settlement with the state of Texas; and (f) removing the effect of the 2018 Texas franchise tax settlement.

The following table sets forth a reconciliation of net income to FFO and AFFO:

	Three Months Ended March 31,
(In thousands, unaudited)	2019	2018
Net income	$18,969	$17,764
Depreciation	12,204	11,577
FFO	31,173	29,341
Base rent adjustment (1)	(1,260)	(120)
Other income, net (2)	(1)	(733)
Transaction costs associated with pending sale of InfraREIT, Inc. (3)	1,725	—
2017 Asset Exchange Transaction costs (4)	—	151
AFFO	$31,637	$28,639

(1)	See footnote (1) on Schedule 1 on Explanation and Reconciliation of Non-GAAP EPS
(2)

Includes allowance for funds used during construction (“AFUDC”) on other funds of $0.7 million for the three months ended March 31, 2018.  There was no AFUDC on other funds recorded during the three months ended March 31, 2019.

(3)	See footnote (2) on Schedule 1 on Explanation and Reconciliation of Non-GAAP EPS
(4)	See footnote (3) on Schedule 1 on Explanation and Reconciliation of Non-GAAP EPS

 For additional information, contact:

Brook Wootton
Vice President, Investor Relations
InfraREIT, Inc.
214-855-6748

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